UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: May 6, 2009

(Date of earliest event reported)

KODIAK OIL & GAS CORP.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-32920

Yukon Territory	N/A
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1625 Broadway, Suite 250

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(303) 592-8075

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 6, 2009, Kodiak Oil & Gas Corp. (the “Company”) entered into agreements with certain institutional investors and insiders, including management,  relating to a non-brokered registered direct offering of 10,000,000 shares (the “Shares”) of the Company’s common stock, no par value, at a purchase price of $0.75 per share.  The sale of the Shares is being made pursuant to subscription agreements, forms of which are filed as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.  Among other things, the subscription agreement filed as Exhibit 10.2 contains customary representations and warranties given by the Company that are not included in the form of subscription agreement filed as Exhibit 10.1.

The Shares will be issued pursuant to a prospectus supplement filed with the Securities and Exchange Commission on May 7, 2009, in connection with a shelf takedown from our registration statement on Form S-3 (File no. 333-152311), which became effective on July 24, 2008.

The closing of the transaction is expected to occur on or about May 11, 2009 and is subject to the Company obtaining NYSE Amex LLC approval for the listing of the common shares issuable pursuant to the transaction.

The net offering proceeds are expected to be approximately $7.45 million after deducting the estimated offering expenses.  The Company’s press release dated May 7, 2009 announcing the agreement to sell the Shares is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Description

10.1	Form of Subscription Agreement
10.2	Form of Subscription Agreement
99.1	Press release of Kodiak Oil & Gas Corp. dated May 7, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KODIAK OIL & GAS CORP.

By:	/s/ James Doss
James Doss
Secretary, Treasurer and Chief Financial Officer

Date: May 7, 2009

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Subscription Agreement
10.2	Form of Subscription Agreement
99.1	Press release of Kodiak Oil & Gas Corp. dated May 7, 2009